1 PRESS RELEASE V2X Delivers Solid Fourth Quarter and Full-Year 2023 Results Fourth Quarter 2023 Summary • Reported record revenue of $1.04 billion, up +6.4% y/y • Achieved y/y revenue growth of 31% in the Pacific and 18% in the Middle East • Operating income of $38.5 million; adjusted operating income1 of $76.2 million • Net income (loss) of ($0.5) million, up $10.1 million y/y • Adjusted EBITDA1 of $82.1 million with a margin1 of 7.9% • Diluted EPS of ($0.02); Adjusted diluted EPS1 of $1.22 • Strong year-to-date cash flow from operations of $188.0 million; Achieved net debt reduction of $137.1 million • Awarded first substantial foreign military sales program valued at $400 million over 5 years 2024 Guidance: • Establishing full-year 2024 guidance with revenue and adjusted EBITDA1 growth of 5% at mid-point MCLEAN, Va., March 5, 2024 — V2X, Inc. (NYSE:VVX) announced fourth quarter and full-year 2023 financial results. “I’m pleased to report a strong finish to 2023, with record revenue and strong operational performance which drove significant cash generation and net debt reduction,” said Chuck Prow, President and Chief Executive Officer of V2X. “I’d like to thank our teams that demonstrated agility and excellent performance, delivering 8% pro forma revenue1 growth for the full-year and 6% for the quarter. We made significant progress advancing V2X as a leader in the operational segment of the federal services market while continuing to position the company for long-term growth. The leading indicators for our business remain strong with a backlog of approximately $13 billion, $9 billion of bids submitted currently under evaluation, and a robust pipeline of opportunities valued at $15 billion expected to be submitted over the next twelve months. Our capabilities and position in an expanding market, present opportunities to drive continued growth and value for our shareholders and clients.” “V2X achieved several milestones during the fourth quarter, which includes our first substantial foreign military sales (FMS) win valued at approximately $400 million over the next five years,” said Mr. Prow. “This program is a long-term aviation support and training contract in the Middle East and was a direct result of our multi-year FMS campaign. Importantly, our evolution as a company has been an enabler to participate in this market. With this opportunity, the total value of V2X FMS’ portfolio is approximately $700 million with accretive margins. We plan to build on this success and continue pursuing FMS opportunities that leverage our geographic footprint, strong partnerships, and core capabilities.” Mr. Prow continued, “Our ability to provide full life cycle solutions from concept to fielding and sustainment is a significant differentiator that’s yielding results. During the quarter, we demonstrated our capabilities through the Exhibit 99.1

2 fielding of a defense platform that modernized existing systems. This program launched as an engineering development and prototyping effort with a new client and today has yielded a brand-new product that’s designed, produced, and sustained by V2X. Additionally, our engineering, integration, modernization and sustainment solutions resulted in approximately $70 million of awards to V2X in the fourth quarter.” Mr. Prow concluded, “I’d like to thank our teams for their contributions in 2023 and progress executing our strategic framework: Expand the Base, Capture New Markets, Deliver with Excellence, and Enhance Culture. Looking ahead, V2X continues to transform to deliver enhanced capabilities in an expanding market. We have strong momentum, robust backlog, a highly aligned pipeline, limited recompetes, and high free cash generation that provides an excellent fundamental profile to support value creation.” Fourth Quarter 2023 Results “V2X reported revenue of $1.0 billion in the quarter, which represents 6.4% year-over-year growth,” said Shawn Mural, Senior Vice President and Chief Financial Officer. “Revenue growth in the quarter was achieved through exceptional team performance delivering milestones ahead of schedule, expansion on existing programs, and new business. This solid execution resulted in year-over-year revenue growth of 31% in the Pacific and 18% in the Middle East.” “For the quarter, the Company reported operating income of $38.5 million and adjusted operating income1 of $76.2 million. Adjusted EBITDA1 was $82.1 million with a margin of 7.9%. Fourth quarter GAAP diluted EPS was ($0.02), due primarily to merger and integration related costs, amortization of acquired intangible assets, and interest expense. Adjusted diluted EPS1 for the quarter was $1.22.” “V2X’s ability to generate strong cash flow with low capital expenditures is an important attribute of our business and one that we are extremely focused on as a primary avenue to enhance value for shareholders. I’m pleased to announce that during the quarter, our teams demonstrated outstanding performance in all aspects of cash conversion, driving significant collections, a record low DSO, and operating cash flow that exceeded our guidance. Net cash provided by operating activities was $188.0 million year to date. Adjusted net cash provided by operating activities1 year to date was $159.5 million, adding back $26.9 million of M&A and integration costs with $13.4 million of CARES act payments, and removing the contribution of the master accounts receivable purchase or MARPA facility of $68.8 million.” “Solid cash generation enabled net debt reduction of $137.1 million for the year. At the end of the quarter, net debt for V2X was $1,083.6 million. Net consolidated indebtedness to EBITDA1 (net leverage ratio) was 3.3x, improved from 3.7x at the end of 2022. Additionally, we believe our strong fundamentals will allow V2X to achieve a net leverage ratio at or under 3.0x by the end of 2024.” “Total backlog as of December 31, 2023, was $12.8 billion. Funded backlog was $2.8 billion. Bookings in the quarter were $0.6 billion, resulting in a trailing twelve-month book-to-bill of 1.1x. It’s important to note that backlog and bookings do not include the full performance period of the $400 million FMS program as the contract is being definitized and the $458 million F-5 Adversary aircraft award, discussed last quarter, as it remains in protest," said Mr. Mural.

Full-Year 2023 Results

Full-year revenue was $3.963 billion, up 8% pro forma year-on-year. The Company reported full-year operating income of $124.4 million and adjusted operating income[1] of $271.4 million. Full-year EBITDA[1] was $293.9 million with a margin of 7.4%. Full-year GAAP diluted EPS was ($0.73), due primarily to merger and integration related costs, amortization of acquired intangible assets, and interest expense. Adjusted diluted EPS[1] for 2023 was $3.74.

2024 Guidance

Mr. Mural concluded, "Based on the positive trends in our business we are setting the mid-point of our guidance for revenue and Adjusted EBITDA[1] at $4.150 billion and $308 million, respectively, representing approximately 5% year-over-year growth. We expect revenue and adjusted EBITDA to be weighted more heavily in the second half of the year. Importantly, guidance at the mid-point assumes approximately 90% of revenue from existing contracts and less than 5% from recompetes."

Guidance for 2024 is as follows:

$ millions, except for per share amounts	2024 Guidance		2024 Mid-Point
Revenue	$4,100	$4,200	$4,150
Adjusted EBITDA[1]	$300	$315	$308
Adjusted Diluted Earnings Per Share[1]	$3.85	$4.20	$4.03
Adjusted Net Cash Provided by Operating Activities[1]	$145	$165	$155

The Company is not providing a quantitative reconciliation with respect to this forward-looking non-GAAP measure in reliance on the "unreasonable efforts" exception set forth in SEC rules because certain financial information, the probable significance of which cannot be determined, is not available and cannot be reasonably estimated. For example, unusual, one-time, non-ordinary, or non-recurring costs, which relate to M&A, integration and related activities cannot be reasonably estimated. Forward-looking statements are based upon current expectations and are subject to factors that could cause actual results to differ materially from those suggested here, including those factors set forth in the Safe Harbor Statement below.

Fourth Quarter and Full-Year 2023 Conference Call

Management will conduct a conference call with analysts and investors at 8:00 a.m. ET on Tuesday, March 5, 2024. U.S.-based participants may dial in to the conference call at 877-407-3982, while international participants may dial 201-493-6780. A live webcast of the conference call as well as an accompanying slide presentation will be available here: https://app.webinar.net/WrwGVYwl6dA

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4 A replay of the conference call will be posted on the V2X website shortly after completion of the call and will be available for one year. A telephonic replay will also be available through March 19, 2024, at 844-512-2921 (domestic) or 412-317-6671 (international) with passcode 13743860 . Presentation slides that will be used in conjunction with the conference call will also be made available online in advance on the “investors” section of the company’s website at https://gov2x.com/. V2X recognizes its website as a key channel of distribution to reach public investors and as a means of disclosing material non-public information to comply with its obligations under the U.S. Securities and Exchange Commission (“SEC”) Regulation FD. Footnotes: 1 See "Key Performance Indicators and Non-GAAP Financial Measures" for descriptions and reconciliations. About V2X V2X builds smart solutions designed to integrate physical and digital infrastructure – by aligning people, actions, and outputs. Formed by the merger of Vectrus and Vertex, we bring a combined 120 years of successful mission support. Our lifecycle solutions improve security, streamline logistics, and enhance readiness. The Company delivers a comprehensive suite of integrated solutions across the operations and logistics, aerospace, training, and technology markets to national security, defense, civilian and international clients. Our global team of approximately 16,000 employees brings innovation to every point in the mission lifecycle, from preparation to operations, to sustainment, as it tackles the most complex challenges with agility, grit, and dedication. Contact Information Investor Contact Media Contact Mike Smith, CFA Angelica Spanos Deoudes IR@goV2X.com Communications@goV2X.com 719-637-5773 571-338-5195 Safe Harbor Statement Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995 (the "Act"): Certain material presented herein includes forward-looking statements intended to qualify for the safe harbor from liability established by the Act. These forward-looking statements include, but are not limited to, all the statements and items listed under "2024 Guidance" above and other assumptions contained therein for purposes of such guidance, other statements about our 2024 performance outlook, revenue, contract opportunities, and any discussion of future operating or financial performance. Forward-looking statements generally can be identified by the use of forward-looking terminology such as “may,” “will,” “expect,” “intend,” “estimate,” “anticipate,” “believe,” “could,” “potential,” “continue” or similar terminology.

5 These statements are based on the beliefs and assumptions of the management of the Company based on information currently available to management. These forward-looking statements are not guarantees of future performance, conditions, or results, and involve a number of known and unknown risks, uncertainties, assumptions, and other important factors, many of which are outside our management’s control, which could cause actual results to differ materially from the results discussed in the forward-looking statements. In addition, forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from the Company's historical experience and our present expectations or projections. For a discussion of some of the risks and uncertainties that could cause actual results to differ from such forward-looking statements, see the risks and other factors detailed from time to time our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and other filings with the SEC. We undertake no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

6 V2X, INC. CONSOLIDATED STATEMENTS OF (LOSS) INCOME Year Ended December 31, (In thousands, except per share data) 2023 2022 2021 Revenue $ 3,963,126 $ 2,890,860 $ 1,783,665 Cost of revenue 3,628,271 2,595,848 1,623,245 Selling, general and administrative expenses 210,439 239,241 98,400 Operating income 124,416 55,771 62,020 Loss on extinguishment of debt (22,298) — — Interest expense, net (122,442) (61,879) (7,985) Other expense, net (4,194) — — (Loss) income from operations before income taxes (24,518) (6,108) 54,035 Income tax (benefit) expense (1,945) 8,222 8,307 Net (loss) income $ (22,573) $ (14,330) $ 45,728 (Loss) earnings per share Basic $ (0.73) $ (0.68) $ 3.91 Diluted $ (0.73) $ (0.68) $ 3.86 Weighted average common shares outstanding – basic 31,084 20,996 11,705 Weighted average common shares outstanding – diluted 31,084 20,996 11,836

7 V2X, INC. CONSOLIDATED BALANCE SHEETS December 31, (In thousands, except shares and per share data) 2023 2022 Assets Current assets Cash, cash equivalents and restricted cash $ 72,651 $ 116,067 Receivables 705,995 728,582 Inventory, net 46,981 44,974 Prepaid expenses and other current assets 49,242 42,309 Total current assets 874,869 931,932 Property, plant, and equipment, net 85,429 78,715 Goodwill 1,656,926 1,653,822 Intangible assets, net 407,530 497,951 Right-of-use assets 41,215 52,825 Other non-current assets 15,931 17,858 Total non-current assets 2,207,031 2,301,171 Total Assets $ 3,081,900 $ 3,233,103 Liabilities and Shareholders' Equity Current liabilities Accounts payable $ 453,052 $ 406,706 Compensation and other employee benefits 158,088 168,038 Short-term debt 15,361 11,850 Other accrued liabilities 213,700 196,538 Total current liabilities 840,201 783,132 Long-term debt, net 1,100,269 1,262,811 Deferred tax liabilities 11,763 15,813 Operating lease liabilities 34,691 41,083 Other non-current liabilities 104,176 133,185 Total non-current liabilities 1,250,899 1,452,892 Total liabilities 2,091,100 2,236,024 Commitments and contingencies (Note 15) Shareholders' Equity Preferred stock; $0.01 par value; 10,000,000 shares authorized; No shares issued and outstanding — — Common stock; $0.01 par value; 100,000,000 shares authorized; 31,191,628 and 30,470,475 shares issued and outstanding as of December 31, 2023 and 2022, respectively 312 305 Additional paid in capital 762,324 748,877 Retained earnings 230,851 253,424 Accumulated other comprehensive loss (2,687) (5,527) Total shareholders' equity 990,800 997,079 Total Liabilities and Shareholders' Equity $ 3,081,900 $ 3,233,103

8 V2X, INC. CONSOLIDATED STATEMENTS OF CASH FLOWS Year Ended December 31, (In thousands) 2023 2022 2021 Operating activities Net (loss) income $ (22,573) $ (14,330) $ 45,728 Adjustments to reconcile net (loss) income to net cash provided by operating activities: Depreciation expense 22,408 13,472 6,526 Amortization of intangible assets 90,423 48,643 10,028 Loss on disposal of property, plant, and equipment 683 59 65 Stock-based compensation 32,843 32,736 8,331 Deferred taxes (7,509) (15,554) (7,280) Amortization of debt issuance costs 9,067 7,805 912 Loss on extinguishment of debt 22,298 — — Gain on disposition of business (450) (2,082) — Changes in assets and liabilities: Receivables 19,064 (52,311) (36,376) Inventory, net (311) (3,600) (5,232) Other assets 12,076 14,962 (7,613) Accounts payable 43,153 71,837 56,985 Compensation and other employee benefits (9,901) 42,878 1,133 Other liabilities (23,303) (51,020) (11,868) Net cash provided by operating activities 187,968 93,495 61,339 Investing activities Purchases of capital assets and intangibles (25,021) (12,425) (9,776) Proceeds from the disposition of assets 16 9 16 Acquisition of business, net of cash acquired — 193,677 262 Disposition of business 1,349 (5,303) — Distributions from (contributions to) joint venture 1,007 — (3,145) Net cash (used in) provided by investing activities (22,649) 175,958 (12,643) Financing activities Proceeds from issuance of long-term debt 250,000 — — Repayments of long-term debt (432,603) (108,400) (8,600) Proceeds from revolver 922,750 392,000 529,000 Repayments of revolver (922,750) (472,925) (594,000) Proceeds from exercise of stock options 34 408 379 Payment of debt issuance costs (8,818) (2,325) (17) Prepayment premium on early redemption of debt (1,600) — — Payments of employee withholding taxes on share-based compensation (18,036) (1,994) (2,347) Net cash used in financing activities (211,023) (193,236) (75,585) Exchange rate effect on cash 2,288 1,337 (3,325) Net change in cash, cash equivalents and restricted cash (43,416) 77,554 (30,214) Cash, cash equivalents and restricted cash – beginning of year 116,067 38,513 68,727 Cash, cash equivalents and restricted cash – end of year $ 72,651 $ 116,067 $ 38,513 Supplemental Disclosure of Cash Flow Information: Interest paid $ 117,482 $ 54,267 $ 5,801 Income taxes paid $ 8,356 $ 13,416 $ 9,703 Non-cash investing activities: Purchase of capital assets on account $ 3,043 $ 2,716 $ 277 Common stock issued for business acquisition $ — $ 630,636 $ —

9 Key Performance Indicators and Non-GAAP Measures The primary financial performance measures we use to manage our business and monitor results of operations are revenue trends and operating income trends. Management believes that these financial performance measures are the primary drivers for our earnings and net cash from operating activities. Management evaluates its contracts and business performance by focusing on revenue, and operating income. Operating income represents revenue less both cost of revenue and selling, general and administrative (SG&A) expenses. Cost of revenue consists of labor, subcontracting costs, materials, and an allocation of indirect costs, which includes service center transaction costs. SG&A expenses consist of indirect labor costs (including wages and salaries for executives and administrative personnel), bid and proposal expenses and other general and administrative expenses not allocated to cost of revenue. We manage the nature and amount of costs at the program level, which forms the basis for estimating our total costs and profitability. This is consistent with our approach for managing our business, which begins with management's assessing the bidding opportunity for each contract and then managing contract profitability throughout the performance period. In addition to the key performance measures discussed above, we consider adjusted net income, adjusted diluted earnings per share, adjusted operating income, adjusted EBITDA, adjusted EBITDA margin, adjusted operating cash flow, and pro forma revenue to be useful to management and investors in evaluating our operating performance, and to provide a tool for evaluating our ongoing operations. This information can assist investors in assessing our financial performance and measures our ability to generate capital for deployment among competing strategic alternatives and initiatives. We provide this information to our investors in our earnings releases, presentations, and other disclosures. Adjusted net income, adjusted diluted earnings per share, adjusted operating income, adjusted EBITDA, adjusted EBITDA margin, adjusted net cash provided by (used in) operating activities, and pro forma revenue, however, are not measures of financial performance under GAAP and should not be considered a substitute for financial measures determined in accordance with GAAP. Definitions and reconciliations of these items are provided below. • Pro forma (PF) revenue is defined as the combined results of our operations as if the Merger had occurred on January 1, 2021. • Adjusted operating income is defined as operating income, adjusted to exclude items that may include, but are not limited to, significant charges or credits, and unusual and infrequent non-operating items that impact current results but are not related to our ongoing operations, such as M&A, integration, and related costs.

10 • Adjusted EBITDA is defined as operating income, adjusted to exclude depreciation and amortization of intangible assets, and items that may include, but are not limited to, significant charges or credits, and unusual and infrequent non-operating items that impact current results but are not related to our ongoing operations, such as M&A, integration, and related costs. • Adjusted EBITDA margin is defined as adjusted EBITDA divided by revenue. • Adjusted net income is defined as net income, adjusted to exclude items that may include, but are not limited to, significant charges or credits, and unusual and infrequent non-operating items that impact current results but are not related to our ongoing operations, such as M&A, integration and related costs, amortization of acquired intangible assets, amortization of debt issuance costs, and loss on extinguishment of debt. • Adjusted diluted earnings per share is defined as adjusted net income divided by the weighted average diluted common shares outstanding. • Cash interest expense, net is defined as interest expense, net adjusted to exclude amortization of debt issuance costs. • Adjusted net cash provided by (used in) operating activities or adjusted operating cash flow is defined as net cash provided by (or used in) operating activities adjusted to exclude infrequent non-operating items, such as M&A payments and related costs. • Net leverage ratio is defined as net debt (or total debt less unrestricted cash) divided by trailing twelve- month (TTM) bank EBITDA. In this document, the Company presents certain forward-looking non-GAAP metrics. The Company does not provide outlook on a GAAP basis because the items that the Company excludes from GAAP to calculate the comparable non-GAAP measure can be dependent on future events that are less capable of being controlled or reliably predicted by management and are not part of the Company's routine operating activities. Additionally, management does not forecast many of the excluded items for internal use and therefore cannot create or rely on outlook done on a GAAP basis. The occurrence, timing, and amount of any of the items excluded from GAAP to calculate non-GAAP could significantly impact the Company's fiscal 2023 GAAP results.

11 Non-GAAP Tables ($K, except per share data) Three Months Ended Twelve Months Ended December 31, 2023 December 31, 2022 December 31, 2023 December 31, 2022 Revenue $ 1,040,307 $ 978,167 $ 3,963,126 $ 2,890,860 Net income (loss) $ (492) $ (10,619) $ (22,573) $ (14,330) Plus: Income tax expense (benefit) 8,420 10,675 (1,945) 8,222 Other expense, net 1,859 — 4,194 — Interest expense, net 28,497 30,971 122,442 61,879 Loss on extinguishment of debt 246 — 22,298 — Amortization of intangible assets 22,606 20,046 90,423 48,643 M&A, integration and related costs 15,055 26,379 56,610 87,108 Adjusted operating income $ 76,191 $ 77,452 $ 271,449 $ 191,522 Plus: Depreciation expense 5,875 4,809 22,408 13,472 Adjusted EBITDA $ 82,066 $ 82,261 $ 293,857 $ 204,994 Adjusted EBITDA margin 7.9% 8.4% 7.4% 7.1 % Minus: Cash interest expense, net 26,305 27,069 113,375 54,074 Income tax expense, as adjusted 9,101 19,654 35,430 36,295 Depreciation expense 5,875 4,809 22,408 13,472 Other expense, net 1,859 — 4,194 — Adjusted net income $ 38,926 $ 30,729 $ 118,450 $ 101,153 ($K, except per share data) Three Months Ended Twelve Months Ended December 31, 2023 December 31, 2022 December 31, 2023 December 31, 2022 Diluted earnings (loss) per share $ (0.02) $ (0.35) $ (0.73) $ (0.68) Plus: M&A, integration and related costs 0.45 0.69 1.42 3.28 Amortization of intangible assets 0.68 0.53 2.26 1.84 Amortization of debt issuance costs and Loss on extinguishment of debt 0.11 0.10 0.79 0.29 Adjusted diluted earnings per share $ 1.22 $ 0.97 $ 3.74 $ 4.73 Average shares outstanding Basic, as reported 31,192 30,465 31,084 20,996 Diluted, as reported 31,192 30,465 31,084 20,996 Adjusted diluted 31,822 31,284 31,567 21,346

SUPPLEMENTAL INFORMATION

Revenue by client branch, contract type, contract relationship, and geographic region for the periods presented below was as follows:

Revenue by Client

	Year Ended December 31,					
(In thousands)	2023	%	2022	%	2021	%
Army	$ 1,633,525	41%	$ 1,342,406	46%	$ 1,134,849	64%
Navy	1,233,463	31%	713,732	25%	224,407	13%
Air Force	538,698	14%	459,849	16%	266,291	15%
Other	557,440	14%	374,873	13%	158,118	8%
Total revenue	$ 3,963,126		$ 2,890,860		$ 1,783,665	

Revenue by Contract Type

	Year Ended December 31,					
(In thousands)	2023	%	2022	%	2021	%
Cost-plus and cost-reimbursable	$ 2,209,241	56%	$ 1,625,196	56%	$ 1,271,167	71%
Firm-fixed-price	1,626,262	41%	1,159,743	40%	452,112	25%
Time-and-materials	127,623	3%	105,921	4%	60,386	4%
Total revenue	$ 3,963,126		$ 2,890,860		$ 1,783,665	

Revenue by Contract Relationship

	Year Ended December 31,					
(In thousands)	2023	%	2022	%	2021	%
Prime contractor	$ 3,726,199	94%	$ 2,695,067	93%	$ 1,663,828	93%
Subcontractor	236,927	6%	195,793	7%	119,837	7%
Total revenue	$ 3,963,126		$ 2,890,860		$ 1,783,665	

Revenue by Geographic Region

	Year Ended December 31,					
(In thousands)	2023	%	2022	%	2021	%
United States	$ 2,286,052	58%	$ 1,494,255	52%	$ 578,255	32%
Middle East	1,193,598	30%	1,024,674	35%	1,000,877	56%
Asia	264,346	7%	167,629	6%	61,927	3%
Europe	219,130	5%	204,302	7%	142,606	9%
Total revenue	$ 3,963,126		$ 2,890,860		$ 1,783,665	

Source: V2X, Inc.

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